NEWS RELEASE

Matthews International Corporation
Corporate Office
Two NorthShore Center
Pittsburgh, PA 15212-5851
Phone: (412) 442-8200

February 1, 2024	Contact:	Steven F. Nicola	William D. Wilson
		Chief Financial Officer and Secretary	Senior Director, Corporate Development

MATTHEWS INTERNATIONAL REPORTS RESULTS FOR
FISCAL 2024 FIRST QUARTER

Fiscal 2024 First Quarter Financial Highlights:
•Consolidated sales of $450.0 million, compared to $449.2 million a year ago
•Industrial Technologies and Memorialization report another quarter of sales growth
•Adjusted EBITDA for SGK Brand Solutions higher than a year ago
•Company renews $750 million revolving credit facility in January 2024
•Fiscal 2024 outlook remains unchanged

PITTSBURGH, PA, February 1, 2024 - Matthews International Corporation (NASDAQ GSM: MATW) today announced financial results for its first quarter of fiscal 2024.

In discussing the results for the Company’s fiscal 2024 first quarter, Joseph C. Bartolacci, President and Chief Executive Officer, stated:

“Our operating performance for the fiscal 2024 first quarter was generally in line with our expectations across our businesses, except energy solutions. As we advised last quarter, the timing of activity in our energy business can have a significant influence on our quarterly results, and it did in the first quarter of fiscal 2024.

“The Industrial Technologies segment reported another quarter of sales growth compared to a year ago primarily reflecting the continued growth of our energy business. Although higher than a year ago, energy sales for the current quarter were well below anticipated levels. Customer readiness has affected the timing of our equipment projects, which significantly impacted sales for the current quarter. As we believe the challenges underlying the delays will be resolved, we currently expect this shift in timing to remain primarily within the current fiscal year.

“In addition, sales for our product identification and surfaces businesses in the Industrial Technologies segment increased for the current quarter. Sales for the warehouse automation business were lower for the current quarter; this business is typically slower in our fiscal first quarter due to the holiday shopping season.

Matthews International Reports Results for Fiscal 2024 First Quarter

February 1, 2024
“Our Memorialization segment reported higher sales for the fiscal 2024 first quarter compared to a year ago, primarily reflecting an increase in sales of granite memorial products and the impact of the recent acquisition of Eagle Granite. Casket sales declined reflecting lower death rates for the current quarter compared to a year ago which still included excess COVID-related deaths.

“The SGK Brand Solutions segment performed well for the fiscal 2024 first quarter. Sales in the U.S. and Asia-Pacific brand markets were relatively stable compared with a year ago, although we continued to see softness in our European brand markets. Most of the segment’s change for the quarter related to the timing of projects in our retail-based business. Adjusted EBITDA for the segment was higher than a year ago, primarily reflecting improved pricing and realized benefits from our recent cost reduction actions.

“Additionally, we renewed our $750 million domestic revolving credit facility in January 2024. The maturity of the renewed facility is January 2029, with generally the same pricing terms and conditions as the previous facility.

“With respect to our fiscal 2024 outlook, we are continuing to target growth in consolidated sales and adjusted EBITDA over fiscal 2023. Customer interest in our energy storage solutions remains strong. Our backlog in this business, which reflects orders from multiple customers, exceeded $100 million at the end of the current quarter. However, as we cautioned in November 2023, with the increasing level of larger longer-term projects, the timing of order execution can significantly influence quarterly results as we experienced this quarter. Accordingly, while we expect our fiscal 2024 results to exceed fiscal 2023, the level of growth remains more difficult to predict at this time.”

First Quarter Fiscal 2024 Consolidated Results (Unaudited)

($ in millions, except per share data)	Q1 FY2024	Q1 FY2023	Change	% Change
Sales	$450.0	$449.2	$0.7	0.2%
Net (loss) income attributable to Matthews	$(2.3)	$3.7	$(6.0)	(162.2)%
Diluted (loss) earnings per share	$(0.07)	$0.12	$(0.19)	(158.3)%
Non-GAAP adjusted net income	$11.3	$16.4	$(5.1)	(31.0)%
Non-GAAP adjusted EPS	$0.37	$0.53	$(0.16)	(30.2)%
Adjusted EBITDA	$45.5	$49.3	$(3.8)	(7.7)%
Note: See the attached tables for additional important disclosures regarding Matthews’ use of non-GAAP measures as well as reconciliations of non-GAAP measures to corresponding GAAP measures.

Consolidated sales for the quarter ended December 31, 2023 were $450.0 million, compared to $449.2 million for the same quarter a year ago, representing an increase of $0.7 million, or 0.2%. Changes in foreign currency exchange rates were estimated to have a favorable impact of $5.1 million on fiscal 2024 first quarter sales compared to the prior year.

Net loss attributable to the Company for the quarter ended December 31, 2023 was $2.3 million, or $0.07 per share, compared to income of $3.7 million, or $0.12 per share in the prior year. On a non-GAAP adjusted basis, earnings for the fiscal 2024 first quarter were $0.37 per share, compared to $0.53 per share a year ago. The decrease was primarily attributable to a decrease in consolidated adjusted EBITDA and higher interest expense for the current quarter compared to a year ago. Adjusted EBITDA for the fiscal 2024 first quarter was $45.5 million, compared to $49.3 million a year ago, reflecting lower adjusted EBITDA in the Memorialization and Industrial Technologies segments, partially offset by higher adjusted EBITDA in the SGK Brand Solutions segment and lower corporate and non-operating costs.

Matthews International Reports Results for Fiscal 2024 First Quarter

February 1, 2024
Webcast

The Company will host a conference call and webcast on Friday, February 2, 2024 at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by dialing (201) 689-8471. The audio webcast can be monitored at www.matw.com. As soon as available after the call, a transcript of the call will be posted on the Investor Relations section of the Company’s website at www.matw.com.

About Matthews International Corporation

Matthews International Corporation is a global provider of memorialization products, industrial technologies, and brand solutions. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets, cremation-related products, and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. The Industrial Technologies segment includes the design, manufacturing, service and distribution of high-tech custom energy storage solutions; product identification and warehouse automation technologies and solutions, including order fulfillment systems for identifying, tracking, picking and conveying consumer and industrial products; and coating and converting lines for the packaging, pharma, foil, décor and tissue industries. The SGK Brand Solutions segment is a leading provider of packaging solutions and brand experiences, helping companies simplify their marketing, amplify their brands and provide value. The Company has approximately 12,000 employees in more than 30 countries on six continents that are committed to delivering the highest quality products and services.

Forward-looking Information

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company's products, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company's acquisitions and divestitures, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Matthews International Reports Results for Fiscal 2024 First Quarter

February 1, 2024
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,
	2023	2022	% Change
Sales	$449,986	$449,240	0.2%
Cost of sales	(317,633)	(310,310)	2.4%
Gross profit	132,353	138,930	(4.7)%
Gross margin	29.4%	30.9%

Selling and administrative expenses	(113,131)	(111,360)	1.6%
Amortization of intangible assets	(9,795)	(10,342)	(5.3)%
Operating profit	9,427	17,228	(45.3)%
Operating margin	2.1%	3.8%

Interest and other deductions, net	(12,456)	(12,269)	1.5%
(Loss) income before income taxes	(3,029)	4,959	(161.1)%
Income taxes	726	(1,312)	(155.3)%
Net (loss) income	(2,303)	3,647	(163.1)%
Non-controlling interests	—	56	(100.0)%
Net income (loss) attributable to Matthews	$(2,303)	$3,703	(162.2)%

Earnings (loss) per share -- diluted	$(0.07)	$0.12	(158.3)%

Earnings per share -- non-GAAP (1)	$0.37	$0.53	(30.2)%

Dividends declared per share	$0.24	$0.23	4.3%

Diluted Shares	30,915	30,953
(1) See reconciliation of non-GAAP financial information provided in tables at the end of this release

SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended December 31,
	2023	2022
Sales:
Memorialization	$208,071	$206,502
Industrial Technologies	111,374	109,143
SGK Brand Solutions	130,541	133,595
	$449,986	$449,240

Adjusted EBITDA:
Memorialization	$36,700	$39,137
Industrial Technologies	9,622	12,202
SGK Brand Solutions	12,893	12,232
Corporate and Non-Operating	(13,733)	(14,280)
Total Adjusted EBITDA (1)	$45,482	$49,291

(1) See reconciliation of non-GAAP financial information provided in tables at the end of this release

Matthews International Reports Results for Fiscal 2024 First Quarter

February 1, 2024
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (Unaudited)
(In thousands)

	December 31, 2023	September 30, 2023
ASSETS
Cash and cash equivalents	$37,921	$42,101
Accounts receivable, net	216,402	207,526
Inventories, net	257,836	260,409
Other current assets	145,904	138,221
Total current assets	658,063	648,257
Property, plant and equipment, net	281,839	270,326
Goodwill	708,961	698,109
Other intangible assets, net	151,342	160,478
Other long-term assets	102,920	110,211
Total assets	$1,903,125	$1,887,381

LIABILITIES
Long-term debt, current maturities	$4,948	$3,696
Other current liabilities	344,255	390,904
Total current liabilities	349,203	394,600
Long-term debt	857,423	786,484
Other long-term liabilities	187,690	181,016
Total liabilities	1,394,316	1,362,100

SHAREHOLDERS' EQUITY
Total shareholders' equity	508,809	525,281
Total liabilities and shareholders' equity	$1,903,125	$1,887,381

CONDENSED CONSOLIDATED CASH FLOWS INFORMATION (Unaudited)
(In thousands)

	Three Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(2,303)	$3,647
Adjustments to reconcile net (loss) income to net cash flows from operating activities:
Depreciation and amortization	23,523	23,729
Changes in working capital items	(51,640)	(43,152)
Other operating activities	3,154	(20,448)
Net cash used in operating activities	(27,266)	(36,224)

Cash flows from investing activities:
Capital expenditures	(14,073)	(12,398)
Acquisitions, net of cash acquired	—	(1,759)
Other investing activities	(113)	4
Net cash used in investing activities	(14,186)	(14,153)

Cash flows from financing activities:
Net payments from long-term debt	62,579	32,722
Purchases of treasury stock	(17,185)	(2,451)
Dividends	(9,280)	(7,003)
Other financing activities	—	(946)
Net cash provided by financing activities	36,114	22,322

Effect of exchange rate changes on cash	1,158	1,757

Net change in cash and cash equivalents	$(4,180)	$(26,298)

Matthews International Reports Results for Fiscal 2024 First Quarter

February 1, 2024
Reconciliations of Non-GAAP Financial Measures

Included in this report are measures of financial performance that are not defined by GAAP, including, without limitation, adjusted EBITDA, adjusted net income and EPS, constant currency sales, constant currency adjusted EBITDA, net debt and net debt leverage ratio. The Company defines net debt leverage ratio as outstanding debt (net of cash) relative to adjusted EBITDA. The Company uses non-GAAP financial measures to assist in comparing its performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the Company’s core operations including acquisition and divestiture costs, ERP integration costs, strategic initiative and other charges (which includes non-recurring charges related to certain commercial and operational initiatives and exit activities), stock-based compensation and the non-service portion of pension and postretirement expense. Constant currency sales and constant currency adjusted EBITDA remove the impact of changes due to foreign exchange translation rates. To calculate sales and adjusted EBITDA on a constant currency basis, amounts for periods in the current fiscal year are translated into U.S. dollars using exchange rates applicable to the comparable periods of the prior fiscal year. Management believes that presenting non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that management believes do not directly reflect the Company's core operations, (ii) permits investors to view performance using the same tools that management uses to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company's calculations of its non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provided herein, provide investors with an additional understanding of the factors and trends affecting the Company’s business that could not be obtained absent these disclosures.

Matthews International Reports Results for Fiscal 2024 First Quarter

February 1, 2024
ADJUSTED EBITDA RECONCILIATION (Unaudited)
(In thousands)

	Three Months Ended December 31,
	2023	2022
Net (loss) income	$(2,303)	$3,647
Income tax (benefit) provision	(726)	1,312
(Loss) income before income taxes	$(3,029)	$4,959
Net loss attributable to noncontrolling interests	—	56
Interest expense, including RPA and factoring financing fees (1)	12,751	10,671
Depreciation and amortization *	23,523	23,729
Acquisition and divestiture related items (2)**	1,237	1,285
Strategic initiatives and other charges (3)**	5,920	1,781
Highly inflationary accounting losses (primarily non-cash) (4)	320	1,088
Stock-based compensation	4,651	4,334
Non-service pension and postretirement expense (5)	109	1,388
Total Adjusted EBITDA	$45,482	$49,291
Adjusted EBITDA margin	10.1%	11.0%

(1) Includes fees for receivables sold under the RPA and factoring arrangements totaling $1,175 and $456 for the three months ended December 31, 2023 and 2022, respectively.
(2) Includes certain non-recurring items associated with recent acquisition and divestiture activities.
(3) Includes certain non-recurring costs associated with commercial, operational and cost-reduction initiatives, and costs associated with global ERP system integration efforts.
(4) Represents exchange losses associated with highly inflationary accounting related to the Company's Turkish subsidiaries.
(5) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

* Depreciation and amortization was $6,413 and $5,574 for the Memorialization segment, $6,377 and $5,853 for the Industrial Technologies segment, $9,572 and $11,060 for the SGK Brand Solutions segment, and $1,161 and $1,242 for Corporate and Non-Operating, for the three months ended December 31, 2023 and 2022, respectively.
** Acquisition and divestiture costs, ERP integration costs, and strategic initiatives and other charges were $60 and $378 for the Memorialization segment, $5,367 and $937 for the Industrial Technologies segment, $863 and $521 for the SGK Brand Solutions segment, $867 and $1,230 for Corporate and Non-Operating, for the three months ended December 31, 2023 and 2022, respectively.

Matthews International Reports Results for Fiscal 2024 First Quarter

February 1, 2024
ADJUSTED NET INCOME AND EPS RECONCILIATION (Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,
	2023		2022
		per share		per share
Net (loss) income attributable to Matthews	$(2,303)	$(0.07)	$3,703	$0.12
Acquisition and divestiture costs (1)	899	0.03	1,062	0.03
Strategic initiatives and other charges (2)	5,004	0.16	1,787	0.06
Highly inflationary accounting losses (primarily non-cash) (3)	320	0.01	1,088	0.04
Non-service pension and postretirement expense (4)	81	—	1,041	0.03
Amortization	7,346	0.24	7,757	0.25
Adjusted net income	$11,347	$0.37	$16,438	$0.53

Note: Adjustments to net income for non-GAAP reconciling items were calculated using an income tax rate of 26.4% for the three months ended December 31, 2023, and 22.1% for the three months ended December 31, 2022.
(1) Includes certain non-recurring costs associated with recent acquisition and divestiture activities.
(2) Includes certain non-recurring costs associated with commercial, operational and cost-reduction initiatives, and costs associated with global ERP system integration efforts.
(3) Represents exchange losses associated with highly inflationary accounting related to the Company's Turkish subsidiaries.
(4) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

Matthews International Reports Results for Fiscal 2024 First Quarter

February 1, 2024
CONSTANT CURRENCY SALES AND ADJUSTED EBITDA RECONCILIATION (Unaudited)
(In thousands)

	Memorialization	Industrial Technologies	SGK Brand Solutions	Corporate and Non-Operating	Consolidated
Reported sales for the three months ended December 31, 2023	$208,071	$111,374	$130,541	$—	$449,986
Changes in foreign exchange translation rates	(381)	(3,731)	(969)	—	(5,081)
Constant currency sales for the three months ended December 31, 2023	$207,690	$107,643	$129,572	$—	$444,905

Reported adjusted EBITDA for the three months ended December 31, 2023	$36,700	$9,622	$12,893	$(13,733)	$45,482
Changes in foreign exchange translation rates	34	(405)	142	(125)	(354)
Constant currency adjusted EBITDA for the three months ended December 31, 2023	$36,734	$9,217	$13,035	$(13,858)	$45,128

Matthews International Reports Results for Fiscal 2024 First Quarter

February 1, 2024
NET DEBT AND NET DEBT LEVERAGE RATIO RECONCILIATION (Unaudited)
(Dollars in thousands)

	December 31, 2023	September 30, 2023

Long-term debt, current maturities	$4,948	$3,696
Long-term debt	857,423	786,484
Total debt	862,371	790,180

Less: Cash and cash equivalents	(37,921)	(42,101)

Net Debt	$824,450	$748,079

Adjusted EBITDA (trailing 12 months)	$222,000	$225,809

Net Debt Leverage Ratio	3.7	3.3

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